U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                 IMERGENT, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

                     Delaware                                  87-0591719
             ------------------------                     -------------------
             (State of incorporation)                      (I.R.S. Employer
                                                          Identification No.)


                           754 EAST TECHNOLOGY AVENUE
                                OREM, Utah 84097
                                 (801) 227-0004
    -------------------------------------------------------------------------
    (Address and telephone number of registrant's principal executive offices and principal place of business)


                  1998 STOCK OPTION PLAN FOR SENIOR EXECUTIVES
                    1999 STOCK OPTION PLAN FOR NON-EXECUTIVES
                   -------------------------------------------
                            (Full Title of the Plans)


                                 DONALD L. DANKS
                           754 EAST TECHNOLOGY AVENUE
                                OREM, Utah 84097
                                 (801) 227-0004
            ---------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   Copies to:



                                                Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
       Title of Each Class             Amount         Proposed Maximum      Proposed Maximum          Amount of
          Of Securities                 To Be          Offering Price          Aggregate            Registration
        To Be Registered             Registered          Per Share           Offering Price              Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
Common Stock, Par Value $0.001         196,351             $10.32              $2,026,342              $256.74
---------------------------------- ---------------- --------------------- --------------------- ----------------------

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $10.32 per share, the closing price of the common stock on November 5, 2004 as reported on the American Stock Exchange.

                      REGISTRATION OF ADDITIONAL SECURITIES

         The number of shares of common stock to be registered as set forth above represents the aggregate number of additional shares that are issuable pursuant to the Registrant's 1998 Stock Option Plan for Senior Executives (the "1998 Plan") and the 1999 Stock Option Plan for Non-Executives (the "1999 Plan"), over and above the number of shares previously registered. Of the additional shares, 190,625 shares of common stock are issuable pursuant to the 1998 Plan and 5,726 shares of common stock are issuable pursuant to the 1999 Plan. This Registration Statement shall also cover any additional shares of common stock which become issuable under either the 1998 Plan or the 1999 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of common stock of the Registrant.

         Reference is made to the Registrant's Registration Statement on Form S-8 filed January 21, 2000, SEC File Number 333-95205, with respect to shares of common stock registered under the 1998 Plan and the 1999 Plan. The contents of such Registration Statement are hereby incorporated by reference in their entirety.

                                    EXHIBITS

        Exhibit
         Number                         Description
        -------                         -----------

         5.1               Opinion of Jeffrey G. Korn, esquire

         23.1              Consent of Grant Thornton LLP

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Orem, Utah, on November 5, 2004.

                                         IMERGENT, INC.
                                         A Delaware Corporation

                                         By: /s/ Donald L. Danks
                                             -----------------------------------
                                              Donald L. Danks
                                         Its: Chief Executive Officer and
                                              Chairman of the Board of Directors

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Donald L. Danks                                         November 5, 2004
-----------------------------------
Donald L. Danks
Chief Executive Officers and
Chairman of the Board of Directors

/s/ Brandon Lewis                                           November 5, 2004
-----------------------------------
Brandon Lewis
Director and President

/s/ Peter Fredericks                                        November 5, 2004
-----------------------------------
Peter Fredericks
Director

/s/ Thomas Scheiner                                         November 5, 2004
-----------------------------------
Thomas Scheiner
Director

/s/ Gary Gladstein                                          November 5, 2004
-----------------------------------
Gary Gladstein
Director

                                POWER OF ATTORNEY

The persons whose signatures appears below constitute and appoint and hereby authorize Donald L. Danks with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacity and on the date stated.

/s/ Brandon Lewis                                             November 5, 2004
----------------------------------
Brandon Lewis
Director and President

/s/ Peter Fredericks                                          November 5, 2004
----------------------------------
Peter Fredericks
Director

/s/ Thomas Scheiner                                           November 5, 2004
----------------------------------
Thomas Scheiner
Director

/s/ Gary Gladstein                                            November 5, 2004
----------------------------------
Gary Gladstein
Director